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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                        --------------------------------

                                    Form 8-k

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):          December 29, 1997



                          Showscan Entertainment Inc.
                        --------------------------------
            (Exact name of registrant as specified in its charter)


       Delaware                     0-15939                    95-3940004
------------------------    ------------------------      ---------------------
(State of Incorporation)    (Commission File Number)         (IRS Employer
                                                          Identification No.  )


                        --------------------------------

                              3939 Landmark Street
                             Culver City, CA 90232
                        --------------------------------
             (Address of principal executive offices)   (Zip Code)


                                 (310) 558-0150
                        --------------------------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
                        --------------------------------
           (former name or former address, if changed since last report)



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Item 5.  Other Events.

         On December 29, 1997, Showscan Entertainment Inc., a Delaware corporation (the "Company"), entered into an amendment ("Amendment No. 1") to the Agreement and Plan of Reorganization (the "Merger Agreement") with Iwerks Entertainment, Inc., a Delaware corporation ("Iwerks"), and IWK-1 Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Iwerks ("Merger Sub") dated August 4, 1997, pursuant to which Merger Sub will be merged with and into the Company (the "Merger"). Amendment No. 1 amends the Merger Agreement to provide that (a) each share of common stock, par value $.001 per share, of the Company (the "Company Common Stock") which is outstanding immediately prior to the Merger will be converted into the right to receive 0.62 shares of common stock, par value $0.001 per shares, of Iwerks (the "Iwerks Common Stock") and (b) each share of Series C Convertible Preferred Stock, par value $.001 per share, of the Company (the "Company Preferred Stock") will be converted into the right to receive shares of Iwerks Common Stock in an amount equal to the number of shares of the Company Common Stock into which such share of the Company Preferred Stock is convertible immediately prior to the Merger multiplied by 0.62. The Merger Agreement, prior to Amendment No. 1, had provided for a 0.85 exchange ratio rather than 0.62 in each of the foregoing provisions.

         In addition, Amendment No. 1 amends certain provisions of the Merger Agreement to provide that one current director of the Company will be appointed by Iwerks as a Class I director of Iwerks' Board of Directors immediately following the Merger, which director will be designated by the Company. In addition, Amendment No. 1 provides that Iwerks will as soon as practicable following the Merger expand the number of its directors to serve on its Board of Directors to seven and appoint two additional qualified candidates to serve as Class II and Class III directors, each of whom will be elected by a majority of Iwerks' then existing Board of Directors. The Merger Agreement, prior to Amendment No. 1, had provided for the appointment of three individuals who currently serve on the Corporation's Board of Directors to be appointed to Iwerks' Board of Directors as a Class I, Class II and Class III director, respectively, immediately after the Merger.

        In addition to the foregoing, Amendment No. 1, among other things, amends certain provisions of the Merger Agreement to (a) make inapplicable the "no-shop" provisions and related obligations of the Company with respect to alternative proposals until January 15, 1998, (b) permit the Company to terminate the Merger Agreement (as amended by Amendment No. 1) until January 15, 1998 without any obligation to pay the $1,500,000 termination fee described in the Merger Agreement, provided that the Company shall in such event reimburse Iwerks for all of its out of pocket expenses incurred in connection with the Merger up to the date of such termination up to a maximum of $1,000,000, and (c) extend the date on which Iwerks or the Company has the right to terminate the Merger Agreement if the Merger is not then consummated from December 31, 1997 to March 31, 1998.

        In connection with amending the terms of the Merger pursuant to Amendment No. 1, the Company's Board of Directors considered as favorable to its determination the presentations and opinion delivered by Allen & Company, Inc. to the effect that the consideration to be paid to the holders of the Company Common Stock and Company Preferred Stock pursuant to the Merger Agreement, as amended by Amendment No. 1, is fair to the stockholders of the Company from a financial point of view.

         Amendment No. 1 is filed as Exhibit 2.1 hereto and is incorporated herein by reference. A copy of the press release dated December 30, 1997 issued by the Company relating to Amendment No. 1 is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.



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(c)    The following exhibits are filed as part of this Report:

2.1 Amendment No. 1 dated December 29, 1997 to Agreement and Plan of Reorganization by and among Iwerks Entertainment, Inc., IWK-1 Merger Corporation, and Showscan Entertainment Inc.

99.1   Press Release dated December 30, 1997.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 30, 1997


                                        Showscan Entertainment Inc.


                                        By:  /s/ W. TUCKER LEMON
                                           -------------------------------
                                        Name:  W. Tucker Lemon
                                        Title: Senior Vice President, General
                                               Counsel and Secretary




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                               INDEX OF EXHIBITS


EXHIBIT NO.                    DESCRIPTION
-----------                    -----------

    2.1 Amendment No. 1 dated December 29, 1997 to Agreement and Plan of Reorganization by and among Iwerks Entertainment, Inc., IWK-1 Merger Corporation, and Showscan Entertainment Inc.

   99.1      Press Release dated December 30, 1997.